UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2016

THESTREET, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-25779 (Commission File Number)	06-1515824 (IRS Employer Identification No.)

14 WALL STREET, 15TH FLOOR

NEW YORK, NEW YORK 10005

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 321-5000

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

On September 12, 2016, based on the recommendation of the Nominating and Corporate Governance Committee (the “NCG Committee”) of the Board of Directors (the “Board”) of TheStreet, Inc. (the “Company”), the Board appointed Betsy L. Morgan as a Class III director of the Company with a term expiring at the Company’s 2017 annual meeting of stockholders and thereafter until her successor is duly elected and qualified or until her earlier death, resignation or removal. Based on the recommendation of the Committee, the Board also appointed Ms. Morgan to serve as a member of each of the Audit Committee and the Nominating and Corporate Governance Committee of the Board. There are no understandings or arrangements between Ms. Morgan and any other person pursuant to which Ms. Morgan was elected as a director. In addition, there are no transactions in which Ms. Morgan has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Ms. Morgan’s election to the Board is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

99.1 Press release dated September 12, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THESTREET, INC.

Date: September 12, 2016
By: /s/ Eric Lundberg
Eric Lundberg
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 12, 2016